Exhibit 23.1

Consent of Independent Registered Public Accounting Firm
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-277018, 333-268021, 333-259785) and Form S-8 (Nos. 333-277020, 333-270933, 333-263639, 333-259787, 333-220057, 333-224189, 333-230114 and 333-237210) of Whitehawk Therapeutics, Inc. of our report dated March 27, 2025, relating to the consolidated financial statements which appear in this Annual Report on Form 10-K.
/s/ BDO USA, P.C.

San Diego, California
March 27, 2025